Exhibit 99.1

GAAP to Non-GAAP Reconciliation: Ex-TAC Gross Profit

- The following table presents the reconciliation of Ex-TAC Gross Profit to Gross Profit, the most directly comparable U.S. GAAP measure:

(in millions USD)	Year Ended December 31, 2018			Year Ended December 31, 2019			Year Ended December 31, 2020			Year Ended December 31, 2021			Year Ended December 31, 2022			Year Ended December 31, 2023			LTM Ended June 30, 2024		
	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]
Gross Profit	$ 128	$ 180	$ 308	$ 142	$ 228	$ 370	$ 165	$ 287	$ 452	$ 240	$ 375	$ 616	$ 193	$ 333	$ 526	$ 185	$ 321	$ 506	$ 187	$ 312	$ 499
Other Cost of Revenue	23	55	79	29	68	97	29	61	90	32	78	110	42	97	139	43	105	148	42	107	149
Ex-TAC Gross Profit[1]	**$ 151**	**$ 236**	**$ 387**	**$ 170**	**$ 296**	**$ 466**	**$ 194**	**$ 348**	**$ 542**	**$ 272**	**$ 454**	**$ 726**	**$ 235**	**$ 430**	**$ 665**	**$ 227**	**$ 427**	**$ 654**	**$ 229**	**$ 420**	**$ 649**

Note: Figures may not sum due to rounding. [1] Ex-TAC Gross Profit is a non-GAAP financial measure. See "Non-GAAP Reconciliations" in Outbrain's 2023 Form 10-K, as filed with the SEC on March 8, 2024, for limitations of this measure. Amounts presented for Teads Ex-TAC Gross Profit have been conformed to Outbrain's definition for comparability purposes. In addition, such amounts do not reflect other conforming adjustments, including but not limited to, those relating to the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Teads' other cost of revenue and gross profit include certain personnel related costs that are not included in Outbrain's definition of these measures. [2] Amounts are presented on a combined basis and do not reflect any pro forma adjustments or other adjustments relating to integration activities, cost savings or synergies, the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Pro forma results presented in accordance with Article 11 of Regulation S-X could differ materially from the amounts presented above.

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GAAP to Non-GAAP Reconciliation: Adjusted EBITDA

- The following table presents the reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure:

	Year Ended December 31, 2018			Year Ended December 31, 2019			Year Ended December 31, 2020			Year Ended December 31, 2021			Year Ended December 31, 2022			Year Ended December 31, 2023			LTM Ended June 30, 2024		
(in millions USD)	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]
Net income	$(8)	$ 46	$ 38	$(21)	$ 55	$ 35	$ 4	$ 112	$ 116	$ 11	$ 160	$ 171	$(25)	$ 131	$ 106	$ 10	$ 96	$ 106	$(3)	$ 49	$ 47
Interest expense	3	-	3	-	-	-	1	-	1	4	-	4	8	-	8	5	-	5	4	-	4
Interest income and other income, net	1	-	1	-	-	-	2	-	2	3	-	3	(3)	-	(3)	(8)	-	(8)	(7)	-	(7)
Other financial income and (expenses)	-	-	-	-	(1)	(1)	-	9	9	-	(1)	(1)	-	(16)	(16)	-	(5)	(5)	-	7	7
Financial costs	-	1	1	-	-	-	-	-	-	-	1	1	-	1	1	-	1	1	-	1	1
Loss (gain) related to convertible debt	-	-	-	-	-	-	-	-	-	42	-	42	-	-	-	(23)	-	(23)	-	-	-
Provision for income taxes	4	18	22	5	26	32	3	47	50	(26)	61	36	6	49	55	6	42	48	1	39	40
Depreciation and amortization	14	3	16	17	3	20	19	4	23	19	6	26	27	7	34	21	12	33	20	13	32
Stock-based compensation	5	-	5	4	-	4	4	-	4	26	-	26	12	-	12	12	18	30	13	49	63
Regulatory matter costs, net of insurance	-	-	-	-	-	-	-	-	-	6	-	6	(2)	-	(2)	1	-	1	-	-	-
IPO, public company implementation costs, and M&A related costs	2	-	2	11	10	21	11	-	11	3	9	12	3	9	12	-	2	2	3	2	5
Severance costs	-	-	-	-	-	-	-	-	-	-	-	-	1	-	1	4	4	8	1	2	3
Tax contingency	-	-	-	3	-	3	(2)	-	(2)	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA[1]	**$ 21**	**$ 67**	**$ 88**	**$ 19**	**$ 94**	**$ 114**	**$ 41**	**$ 174**	**$ 215**	**$ 89**	**$ 236**	**$ 325**	**$ 26**	**$ 181**	**$ 207**	**$ 28**	**$ 171**	**$ 199**	**$ 33**	**$ 163**	**$ 196**

Note: Figures may not sum due to rounding. [1] Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Reconciliations" in Outbrain's 2023 Form 10-K, as filed with the SEC on March 8, 2024, for limitations of this measure. Amounts presented for Teads do not reflect conforming adjustments, including but not limited to, those relating to the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. [2] Amounts are presented on a combined basis and do not reflect any pro forma adjustments or other adjustments relating to integration activities, cost savings or synergies, the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Pro forma results presented in accordance with Article 11 of Regulation S-X could differ materially from the amounts presented above.

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GAAP to Non-GAAP Reconciliation: Free Cash Flow

- The following table presents the reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable U.S. GAAP measure:

	Year Ended December 31, 2021			Year Ended December 31, 2022			Year Ended December 31, 2023			LTM Ended June 30, 2024		
(in millions USD)	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]	Outbrain	Teads	Combined Company Pre-Synergies[2]
Cash flow from operating activities	$ 57	$ 135	$ 192	$ 4	$ 133	$ 137	$ 14	$ 122	$ 136	$ 45	$ 120	$ 165
Purchases of property and equipment	(10)	(2)	(12)	(13)	(1)	(15)	(10)	(1)	(11)	(7)	(1)	(8)
Capitalized software development costs	(10)	(8)	(18)	(13)	(13)	(26)	(10)	(12)	(22)	(10)	(11)	(21)
Free Cash Flow[1]	**$ 37**	**$ 126**	**$ 163**	**$(22)**	**$ 119**	**$ 97**	**$(6)**	**$ 109**	**$ 103**	**$ 28**	**$ 108**	**$ 136**

Note: Figures may not sum due to rounding. [1] Free Cash Flow is a non-GAAP financial measure. See "Non-GAAP Reconciliations" in Outbrain's 2023 Form 10-K, as filed with the SEC on March 8, 2024, for limitations of this measure. Amounts presented for Teads do not reflect conforming adjustments, including but not limited to, those relating to the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates.[2] Amounts are presented on a combined basis and do not reflect any pro forma adjustments or other adjustments relating to integration activities, cost savings or synergies, the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Pro forma results presented in accordance with Article 11 of Regulation S-X could differ materially from the amounts presented above.

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